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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated May 13, 1998 on PaineWebber Cashfund, Inc., in this Registration Statement (Form N-1A No. 2-60655) of PaineWebber Cashfund, Inc.

                                           ERNST & YOUNG LLP



New York, New York
July 29, 1998